Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Report to Shareholders of BlackRock LifePath® Smart Beta Retirement Fund (formerly, BlackRock LifePath® Active Retirement Fund), BlackRock LifePath® Smart Beta 2020 Fund (formerly, BlackRock LifePath® Active 2020 Fund), BlackRock LifePath® Smart Beta 2025 Fund (formerly, BlackRock LifePath® Active 2025 Fund), BlackRock LifePath® Smart Beta 2030 Fund (formerly, BlackRock LifePath® Active 2030 Fund), BlackRock LifePath® Smart Beta 2035 Fund (formerly, BlackRock LifePath® Active 2035 Fund), BlackRock LifePath® Smart Beta 2040 Fund (formerly, BlackRock LifePath® Active 2040 Fund), BlackRock LifePath® Smart Beta 2045 Fund (formerly, BlackRock LifePath® Active 2045 Fund), BlackRock LifePath® Smart Beta 2050 Fund (formerly, BlackRock LifePath® Active 2050 Fund), BlackRock LifePath® Smart Beta 2055 Fund (formerly, BlackRock LifePath® Active 2055 Fund), each a series of BlackRock Funds II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania

November 17, 2016